Exhibit 10.21

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (“First Amendment”) is made and entered into as of December 29, 2011, by and between CORPORATE RIDGE, L.L.C., a Delaware limited liability company (“Landlord”), and AMERICAN TELECONFERENCING SERVICES, LTD., a Kansas limited partnership, d/b/a Premiere Global Services (“Tenant”).

RECITALS:

A. By that certain Office Lease Agreement dated as of September 29, 2008 (the “Original Lease”) between Landlord and Tenant, Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord 88,050 rentable square feet of floor area (the “Premises”) located in the Building.

B. Landlord and Tenant desire to amend the Lease to modify Tenant’s responsibility for Tenant’s Share of Operating Expenses which are not considered Non-Controllable Operating Expenses, and to amend certain other provisions of the Original Lease, as more specifically set forth herein.

C. The Original Lease and this First Amendment are hereinafter collectively referred to as the “Lease”. All references to the Lease shall mean and refer to the Original Lease, as amended, whether or not such references shall expressly refer to any such amendments. Unless otherwise provided herein, all capitalized words and terms used herein shall have the same meanings ascribed to such words and terms as in the Original Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Operating Expenses. Anything in the Lease to the contrary notwithstanding, including, without limitation, Section 3.3 thereof, Tenant’s liability for Tenant’s Share of Operating Expenses which are not considered Non-Controllable Operating Expenses shall not exceed the following amounts for the following calendar years:

Period	Per square foot
2009	$2.57
2010	$2.70
2011	$3.09
2012	$3.24
2013	$3.41
2014	$3.58
2015	$3.76
2016	$3.94
2017	$4.14
2018	$4.35

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For each calendar year after 2018, Tenant’s liability for Tenant’s Share of Operating Expenses which are not considered Non-Controllable Operating Expenses shall not exceed an amount which would result from Operating Expenses which are not considered Non-Controllable Operating Expenses from increasing five percent (5%) per calendar year after the amount set forth above for calendar year 2018.

2. Ratification. Except as otherwise expressly provided in this First Amendment, all provisions of the Lease remain in full force and effect and are not modified by this First Amendment, and the parties hereby ratify and confirm each and every provision thereof.

3. Entire Agreement. This First Amendment contains the entire agreement between the parties with respect to the subject matter herein contained and all preliminary negotiations with respect to the subject matter herein contained are merged into and incorporated in this First Amendment and all prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no further force or effect, other than the Lease.

4. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as the original thereof.

5. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

6. Broker’s Commission. The parties acknowledge and agree that no broker participated in, negotiated or is entitled to any commission as a result of this First Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

LANDLORD:

CORPORATE RIDGE, L.L.C.,

a Delaware limited liability company

By: /s/ Wade C. Lau

Name: Wade C. Lau

Its: Vice President

TENANT:

AMERICAN TELECONFERENCING SERVICES, LTD. d/b/a Premiere Global Services, a Kansas limited partnership

By: /s/ Douglas Noe

Name: Douglas Noe

Its: SVP, Corporate Controller & Treasurer

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